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                                February 22, 2000

Pathnet Telecommunications, Inc.
Pathnet, Inc.
1015 31st Street, N.W.
Washington, D.C. 20007

      Re: Pathnet Telecommunications, Inc. Registration Statement on Form S-1 Registration No. 333-91469

Ladies and Gentlemen:

            We have acted as counsel to Pathnet Telecommunications, Inc., a Delaware corporation (the "Company") and Pathnet, Inc., a Delaware corporation ("Pathnet"), in connection with the preparation and filing by the Company of a registration statement on Form S-1, filed on November 22, 1999 (Registration No. 333-91469) and Amendment No. 1 thereto, filed on December 16, 1999, and Amendment No. 2 thereto, filed on February 22, 2000 (as so amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), with respect to the Company's senior guarantees of Pathnet's 12-1/4% Senior Notes Due 20008 (the "Guarantees").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

            In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including (i) the Registration Statement and (ii) the form of Supplemental Indenture, of which the Guarantees are a part, filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement.

             We have also relied, with respect to certain factual matters, on oral and written statements and representations of the Company and Pathnet. In addition, officers of the Company and Pathnet have furnished us certificates with respect to certain factual matters necessary to our opinions and we have relied upon such certificates as to such factual matters. In respect of such matters of fact relevant to our opinions, we have relied exclusively, without independent investigation or verification, upon the statements, records, documents and other instruments referred to above and on the aforesaid certificates and assurances of the Company and Pathnet.

            In rendering our opinions we have assumed:
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Pathnet, Inc.
February 22, 2000
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            (a) the genuineness of all signatures on all documents and the legal capacity of all natural persons;

            (b) the authenticity of all documents examined by us and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents;

            (c) the due and valid authorization (pursuant to and upon the exercise of all requisite corporate and/or other power and authority), execution and delivery of all of the executed documents by all parties thereto other than the Company and Pathnet;

            (d) that all of the documents constitutes the valid and binding obligation of the party or parties thereto other than the Company and Pathnet, enforceable against each such party in accordance with their respective terms, except to the extent that the legality or enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, general principles of equity (regardless of whether such legality or enforceability is considered in a proceeding in equity or at law), and the discretion of the court before which any proceeding for enforcement of any such document may be brought; and

            (e) that the execution, delivery and performance by all parties other than the Company and Pathnet of all such parties' respective obligations under the documents do not violate or conflict with or constitute a default under any term of each such party's articles of incorporation, bylaws, certificate of partnership, partnership or operating agreement or other organic document.

            Based on the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that:

                  When (i) the Supplemental Indenture has been validly executed and delivered by the Company and The Bank of New York, as Trustee, and
      (ii) the Guarantees have been validly executed and delivered in accordance with the terms of the Supplemental Indenture, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

            Our opinions set forth in the preceding paragraph above are qualified to the extent that the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, receivership, readjustment of debt, moratorium, equitable subordination, and other similar laws and doctrines now or hereafter in effect relating to or affecting creditors'
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February 22, 2000
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rights generally or (ii) general equitable principles (regardless of whether enforceability is being considered in a proceeding in equity or at law).

            We have investigated such questions of law for the purposes of rendering our opinions set forth herein as we have deemed necessary. The opinions rendered herein are limited to the laws of the State of New York and the Federal law of the United States of America which are normally applicable to transactions of the type contemplated by the Supplemental Indenture, and we express no opinion as to any other laws.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                                                Very truly yours,


                                                /s/ Covington & Burling

                                                Covington & Burling